Patrick Industries, Inc. Completes Acquisition of G.G. Schmitt & Sons, Inc.

ELKHART, IN – September 30, 2019 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of G.G. Schmitt & Sons, Inc. (“G.G. Schmitt”), a designer and manufacturer of customized hardware and structural components, including marine towers, seats, ladders, handrails, port lights, and other metal hardware and related products, primarily for major OEMs in the marine industry. G.G. Schmitt is headquartered in Lancaster, Pennsylvania with two additional locations in Sarasota, Florida and Summerville, South Carolina. G.G. Schmitt’s trailing 12-months revenue through August 2019 was approximately $20 million and the Company expects the acquisition to be immediately accretive to net income per share.

“G.G. Schmitt’s excellent reputation within the marine industry has been built over many decades based on its high-quality products, engineering expertise, and strong industry relationships,” said Todd Cleveland, Chairman and Chief Executive Officer of Patrick. “This acquisition is aligned with our strategic initiatives and capital allocation strategy and we look forward to working with the G.G. Schmitt team to help further drive brand value.”
“We believe the marine industry is well-positioned for long-term growth, and we are excited to partner with the G.G. Schmitt team, which has a proven track record of consistently and creatively adapting to changing dynamics in the marine space. We continue to foster and strengthen our marine customer relationships with G.G. Schmitt’s high-quality, innovative custom product solutions and their legacy of excellent customer service,” said Andy Nemeth, President of Patrick. “G.G. Schmitt’s brand platform and highly engineered processes and products, as well as its longstanding relationships with leading marine OEM customers, have been instrumental in expanding its customer base within the recreational boating market. Consistent with previous acquisitions, we will support G.G. Schmitt with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Ron Schmitt, Chief Executive Officer of G.G. Schmitt, said, “After more than 68 years as a family-owned business in the marine industry, we are incredibly pleased to join the Patrick family which will continue to support the G.G. Schmitt team and our plans for continued growth and expansion. We are excited to be a part of Patrick’s family of brands and are looking forward to the next phase of executing on the many strategic initiatives and opportunities in front of us.”

The acquisition of G.G. Schmitt includes the acquisition of accounts receivable, inventory, and machinery and equipment, and was funded under the Company’s credit facility. Patrick will continue to operate G.G. Schmitt on a stand-alone basis under its brand name in its existing facilities.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; and adverse weather conditions impacting retail sales.
There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Julie Ann Kotowski
Investor Relations
kotowskj@patrickind.com
574.294.7511

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